UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): April 21, 2009

                               Cognex Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)

          000-17869                                       04-2713778
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  (Commission File Number)                   (IRS Employer Identification No.)


  One Vision Drive, Natick, Massachusetts                        01760-2059
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 (Address of Principal Executive Offices)                         (Zip Code)

                                 (508) 650-3000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

Due to the global business environment, on April 21, 2009, Cognex Corporation (the "Company") initiated steps to cut expenses by an additional $15 million on an annualized basis to endeavor to more closely align costs with the decreased level of demand for the Company's products. These actions, which augment those taken by the Company in November of 2008, include cuts in certain executive salaries, the elimination of approximately 85 employees and contractors, the cancellation of most current open positions, additional mandatory shut-down days, a reduction in leased office space, a lower company contribution to the 401(k) plan, and decreases in discretionary spending. As a result of these actions, the Company expects to record a pre-tax charge of approximately $4 million in the second quarter of 2009, of which approximately $3 million will relate to employee-related expenses and approximately $1 million will relate to the reduction in leased office space. The Company expects approximately $4 million of the charge to result in future cash expenditures. The Company expects to complete these actions in the second quarter of 2009.

Safe Harbor Statement

Certain statements made in this Current Report on Form 8-K, which do not relate solely to historical matters, are forward-looking statements as defined in
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which include statements regarding the Company's curtailment of spending and the related estimated charges and cash expenditures, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) current and future conditions in the global economy; (2) the cyclicality of the semiconductor and electronics industries; (3) the inability to achieve significant international revenue; (4) fluctuations in foreign currency exchange rates; (5) the loss of a large customer; (6) the reliance upon key suppliers to manufacture and deliver critical components for the Company's products; (7) the inability to attract and retain skilled employees; (8) the inability to design and manufacture high-quality products; (9) the technological obsolescence of current products and the inability to develop new products; (10) the failure to effectively manage product transitions or accurately forecast customer demand; (11) the failure to properly manage the distribution of products and services; (12) the inability to protect the Company's proprietary technology and intellectual property; (13) the Company's involvement in time-consuming and costly litigation; (14) the impact of competitive pressures;
(15) the challenges in integrating and achieving expected results from acquired businesses; (16) potential impairment charges with respect to the Company's investments or for acquired intangible assets or goodwill; (17) exposure to additional tax liabilities; and (18) the other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year 2008. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation to update forward-looking statements after the date of such statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    COGNEX CORPORATION


Dated: April 22, 2009               By: /s/ Richard A. Morin
                                        --------------------
                                        Name:  Richard A. Morin
                                        Title: Senior Vice President of Finance,
                                               Chief Financial Officer, and
                                               Treasurer